UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Roberts Realty Investors, Inc.

(Name of Registrant as Specified In Its Charter)

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ROBERTS REALTY INVESTORS, INC.
450 Northridge Parkway, Suite 302
Atlanta, Georgia 30350
July 29, 2010
Dear Shareholders:
I cordially invite you to attend our annual meeting of shareholders of Roberts Realty Investors, Inc. at 10:00 a.m. EDT on Thursday, August 26, 2010, at the Crowne Plaza Ravinia located at 4355 Ashford Dunwoody Road, Atlanta, Georgia. Enclosed are the Notice of Annual Meeting of Shareholders and Proxy Statement, which contain information regarding the election of a director and the ratification of the appointment of our independent registered public accounting firm for 2010. A copy of our 2009 annual report with our Form 10-K is also enclosed.
Although I would like each shareholder to attend the annual meeting, I realize that for some of you this is not possible. Regardless of whether or not you plan to attend, I would appreciate your taking time to complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for your convenience. If you hold your shares in “street name,” please note that beginning this year, banks, brokers, and other nominees no longer have the authority to vote your shares for the election of directors without instructions from you. Accordingly, please provide voting instructions to your bank, broker, and other nominee, so that your shares may be voted in the election of a director.
Your vote is important and I appreciate the time and consideration that I am sure you will give it.
Sincerely,
/s/ Charles S. Roberts
Charles S. Roberts
President and Chief Executive Officer

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ROBERTS REALTY INVESTORS, INC.
450 Northridge Parkway, Suite 302
Atlanta, Georgia 30350
July 29, 2010
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 26, 2010
The annual meeting of shareholders of Roberts Realty Investors, Inc. will be held on Thursday, August 26, 2010, at 10:00 a.m. EDT, at the Crowne Plaza Ravinia located at 4355 Ashford Dunwoody Road, Atlanta, Georgia, for the following purposes:
(1)	to elect one director to serve a three-year term;

(2)	to ratify the appointment of Reznick Group, P.C. as our independent registered public accounting firm for 2010; and

(3)	to transact any other business that properly comes before the meeting or any adjournment of it.
The directors set the close of business on July 9, 2010 as the record date to determine the shareholders who are entitled to vote at the meeting.
Under rules of the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.
If you do not expect to attend the meeting in person, please mark, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope.
/s/ Charles R. Elliott
Charles R. Elliott
Secretary
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on August 26, 2010.
This Proxy Statement and a copy of our 2009 Annual Report to Shareholders are also available online at http://robertsrealtyinvestors.investorroom.com.

PROXY STATEMENT
FOR
THE ANNUAL MEETING OF SHAREHOLDERS
OF ROBERTS REALTY INVESTORS, INC.
TO BE HELD ON AUGUST 26, 2010
VOTING PROCEDURES
Who is asking for my vote?
The board of directors of Roberts Realty is soliciting the enclosed proxy for use at the annual meeting on August 26, 2010. If the meeting is adjourned, we may also use the proxy at any later meetings for the purposes stated in the notice of annual meeting.
What items will be voted on at the annual meeting?
Two matters are scheduled for a vote:
•	the election of one director to serve a three-year term; and
•	the ratification of the appointment of Reznick Group, P.C. (“Reznick”) as our independent registered public accounting firm for 2010.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting.
How do your directors recommend that shareholders vote?
The directors recommend that you vote:
•	FOR the election of the nominee for director to serve a three-year term; and
•	FOR the ratification of the appointment of Reznick as our independent registered public accounting firm for 2010.
Who is eligible to vote?
Shareholders of record at the close of business on July 9, 2010 are entitled to be present and to vote at the meeting or any adjourned meeting. We are mailing these proxy materials to shareholders on or about July 29, 2010.
What are the rules for voting?
As of the record date, we had 10,276,195 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of common stock vote as a single class.
You may vote:
•
By mail by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent or with stockbrokers. Please sign and return all proxy cards to be sure that all your shares are voted.

•
In person at the meeting. We will pass out written ballots to any shareholder of record who wants to vote at the meeting. If you hold your shares through a brokerage account, however, you may not vote at the meeting by ballot. Instead, you must request a legal proxy from your stockbroker to vote at the meeting.

Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.
Our management knows of no other matters to be presented or considered at the meeting, but your shares will be voted at the directors’ discretion on any of the following matters:
•	Any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our shareholders.
•
The election of any person as a director in lieu of any person nominated if the nominee is unable to serve or for good cause will not serve. We do not contemplate that any nominee will be unable to serve.

•	Matters incident to the conduct of the meeting.
A majority of our outstanding shares of common stock as of the record date must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes “for” or “against” and all votes to “withhold authority” will be counted. Shares will be counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting. If a quorum is present, abstentions will have no effect on the voting for directors.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or its nominee which is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote, and you are also invited to attend the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use to direct the broker or nominee how to vote your shares. The voting instruction card provides various alternative voting methods, such as via the Internet, by telephone, or by mail.
If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters, including the ratification of the appointment of the independent registered public accounting firm. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. At our meeting, these shares will be counted as voted by the brokerage firm in the ratification of the appointment of our independent registered public accounting firm, but they will not be counted for any other matter, which would not be considered “routine” under the applicable rules. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.” Shares represented by broker non-votes will be counted in determining whether there is a quorum.

If you hold your shares in street name, please note that beginning this year, banks, brokers, and other nominees no longer have the authority to vote your shares for the election of directors without instructions from you. Accordingly, please provide voting instructions to your bank, broker, and other nominee, so that your shares may be voted in the election of a director.
Directors are elected by plurality. The proxies given for the annual meeting may not be voted for more than one director. Shareholders do not have cumulative voting rights or dissenters’ rights. For any other matter coming before the meeting, including Proposal No. 2 (the ratification of the appointment of Reznick as our independent registered public accounting firm for 2010), the matter will be deemed to be approved if the votes cast in favor of the action exceed the votes cast opposing the action.
If you are a shareholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:
•	signing, dating and returning another proxy with a later date;
•	voting in person at the meeting; or
•	giving written notice to our corporate Secretary, Mr. Charles R. Elliott.
If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.
How will we solicit proxies, and who will pay for the cost of the solicitation?
We will solicit proxies principally by mailing these materials to the shareholders, but our directors, officers, and employees may also solicit proxies by telephone or in person. We will pay all of the costs of soliciting proxies, which primarily include the costs of preparing, photocopying, and mailing these materials.
How can a shareholder propose business to be brought before next year’s annual meeting?
We must receive any shareholder proposals intended to be presented at our 2011 annual meeting of shareholders on or before March 31, 2011 for a proposal to be eligible to be included in the proxy statement and form of proxy to be distributed by the board of directors for that meeting. We must receive any shareholder proposals intended to be presented from the floor at our 2011 annual meeting of shareholders not less than 60 days before the meeting, except that if we give less than 40 days notice or prior public disclosure of the date of the meeting, we must receive the proposal not later than the close of business on the 10th day following the day on which we mail notice of the date of the meeting or publicly disclose the date.
Directions to the Annual Meeting of Shareholders
The annual meeting of shareholders will be held on Thursday, August 26, 2010, at 10:00 a.m. EDT, at the Crowne Plaza Ravinia located at 4355 Ashford Dunwoody Road, Atlanta, Georgia. The hotel is located just north of the intersection of Ashford Dunwoody Road and I-285. From that intersection, proceed north on Ashford Dunwoody Road to the first traffic light. Turn right on Ravinia Drive, then immediately turn left into the hotel’s parking facility. From Dunwoody to the north of the hotel, proceed south on Ashford Dunwoody Road past Perimeter Mall, turn left on Ravinia Drive, then immediately turn left into the hotel’s parking facility.

PROPOSAL 1 — ELECTION OF DIRECTOR
Nominee for Election as Director
This section gives information about the nominee for election as a director of Roberts Realty: Mr. John L. Davis, who is currently a director of Roberts Realty. Our Nominating and Governance Committee has recommended that Mr. Davis be reelected to the board for a term expiring at the 2013 annual meeting of shareholders at which a successor shall be elected and shall qualify.
The board of directors recommends a vote FOR the nominee.
Our articles of incorporation require the board of directors to be divided into three classes as nearly equal in number as possible, and we have three other directors. The term of office of Mr. Wm. Jarell Jones expires at the annual meeting in 2011, and the terms of office of Mr. Charles S. Roberts and Mr. Charles R. Elliott expire at the annual meeting in 2012. We currently have one vacancy on our board of directors due to the resignation of Ben A Spalding in September 2009. Based on a recommendation of the Nominating and Governance Committee, the board has decided not to fill this existing director vacancy at this time.
Biographical Information for Nominee for Director
If elected, Mr. Davis will serve for his three-year term and until his successor is elected and qualified. Mr. Davis has agreed to serve as a director if elected.
John L. Davis, age 44, a director since November 2008, is the President of Bravo Realty Consulting, Inc., a company that he formed in 2007 to provide consulting services for small and middle market real estate companies looking for debt and equity. Mr. Davis has 21 years of experience in the commercial banking industry. From May 2005 to November 2007, he served as a Senior Director of Wrightwood Capital, a structured debt and equity provider. Prior to 2005, he was a Senior Vice President with Compass Bank for 10 years. Before he joined Compass Bank, he was a banker for seven years with Hibernia Bank in New Orleans. During his tenure with Compass Bank, Mr. Davis was our relationship manager and was involved in all facets of our business relationship with Compass Bank. Mr. Davis is also a principal in several entities that own and operate various healthcare businesses, primarily skilled nursing facilities and geriatric-psychiatric hospitals.
Our Nominating and Governance Committee has concluded that Mr. Davis should serve as a director because he has extensive banking experience, particularly as a real estate lender. This experience is particularly valuable to us as we seek to extend our current financing and obtain new financing to construct new multifamily communities. The committee also values his extensive business experience and his substantial knowledge about our business and properties. The committee also took into account that he is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE Amex Equities listing standards and that his financial expertise qualifies him to serve on our Audit Committee.
Biographical Information for Continuing Directors
Wm. Jarell Jones, age 62, a director since October 1994, is an attorney and has practiced law with the firm of Wm. Jarell Jones, P.C., in Georgia since November 1993, with an office in Statesboro, Georgia through 2007 and with an office in St. Simons from 2002 until the present. Mr. Jones is also the President and sole shareholder of Palmetto Realty Company, a real estate development and brokerage company primarily involved in the development of single-family residential lots in coastal South Carolina and Georgia. Palmetto Realty is a registered real estate broker in Georgia and South Carolina and serves as a qualified intermediary and exchange accommodation titleholder for like-kind exchanges. Mr. Jones is also a Certified Public Accountant, and in 1976 he formed the public accounting firm of Jones & Kolb in Atlanta, Georgia and served as Senior Tax Partner and Co-Managing Partner until December 1988. In 1990, Mr. Jones moved to Statesboro and practiced law with the firm of Edenfield, Stone & Cox until November 1992 and then with the firm of Jones & Rutledge from November 1992 until November 1993. Mr. Jones was formerly a director for six years and the Chairman for two years of the Downtown Statesboro Development Authority.

Our Nominating and Governance Committee has concluded that Mr. Jones should serve as a director because of his legal and accounting expertise, his experience as a developer and real estate investor, and his service as chairman of several committees of the board of directors, including the Audit Committee. The committee also took into account that Mr. Jones is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE Amex Equities listing standards and is an “audit committee financial expert.”
Charles S. Roberts, age 64, has served as our Chairman of the Board, Chief Executive Officer, and President since he founded the company in 1994. Mr. Roberts owns, directly or indirectly, all of the outstanding stock of, and is the president and sole director of, each of Roberts Properties, Inc. and Roberts Properties Construction, Inc.
In 1970, Mr. Roberts established Roberts Properties, Inc. to develop, construct, and manage multifamily residential communities. Mr. Roberts and Roberts Properties have won numerous local, regional, and national awards for the development of these communities. Mr. Roberts has been a national speaker on the topic of developing upscale multifamily housing and has been recognized as a leader in this industry. In April 1995, Roberts Properties Management, Inc. was recognized as the Property Management Company of the Year by the National Association of Home Builders. On a regional level, Roberts Properties has been awarded eight times the prestigious Southeast Builders Conference Aurora Award for the best rental apartment community. On a national level, Roberts Properties was twice awarded the prestigious Pillars of the Industry Award from the National Association of Home Builders for the best upscale apartments. In 1993, Roberts Properties was awarded the coveted Golden Aurora Award for best overall development in the Southeast.
From 2006 to 2009, Mr. Roberts served as chairman of the board of directors of Big Trees Forest Preserve, a 30-acre urban forest in Sandy Springs, Georgia dedicated to conservation, preservation, and education. Since 2007, Mr. Roberts has served as a commissioner on the Landmarks Preservation Commission of the Town of Palm Beach, Florida.
Our Nominating and Governance Committee has concluded that Mr. Roberts should serve as a director because he is our founder and largest shareholder, he has served as our Chairman of the Board, Chief Executive Officer, and President since 1994, and he has 40 years of experience in real estate development, construction, and management, particularly with respect to multifamily communities.
Charles R. Elliott, age 57, served as a director from October 1994 to February 1995 and became a director again in 2000. Effective May 31, 2006, Mr. Elliott again became our Chief Financial Officer, Secretary, and Treasurer. Previously, he was our Secretary and Treasurer from our inception until July 15, 2002, and our Chief Financial Officer from April 1995 until July 15, 2002, when he became our Senior Vice President — Real Estate. He left Roberts Realty as a full-time employee on August 30, 2002 and returned on a full-time basis from February 17, 2003 to September 30, 2003 as our Chief Operating Officer. Mr. Elliott joined Roberts Properties in August 1993 as Chief Financial Officer and served in that role until April 1995, when he joined Roberts Realty as our Chief Financial Officer. He worked for Hunneman Real Estate Corporation in Boston, Massachusetts from 1979 to 1993, most recently as a Senior Vice-President of Accounting and Finance. He holds an undergraduate degree in Accounting and a master’s degree in Finance.

Our Nominating and Governance Committee has concluded that Mr. Elliott should serve as a director because of his experience in serving as our Chief Financial Officer for much of our existence and his expertise in real estate finance, acquisitions, and dispositions, which we believe will continue to be particularly valuable to us in the current economic climate.
Biographical Information for Executive Officers
Our executive officers are Charles S. Roberts, our Chairman of the Board, Chief Executive Officer, and President; and Charles R. Elliott, our Chief Financial Officer and Secretary. Because each of Mr. Roberts and Mr. Elliott is a director, we have provided biographical information for them above.
Security Ownership of Certain Beneficial Owners and Management
The table on the following page describes the beneficial ownership of shares of our common stock as of July 15, 2010 for:
•	each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock;
•	each director and our named executive officers; and
•	our directors and executive officers as a group.
Except as noted in the footnotes, each person named in the following table directly owns all shares and units of partnership interest in Roberts Properties Residential, L.P., our operating partnership, and has sole voting and investment power. Mr. Roberts, the only person known by us to beneficially own more than 5% of our common stock, has an address in care of our principal office. The Number of Shares Beneficially Owned column in the table includes the shares owned by the persons named but does not include shares they may acquire by exchanging units for shares of common stock as explained in the following paragraphs. The Number of Shares Underlying Units Beneficially Owned column in the table reflects all shares that each person has the right to acquire by exchanging units for shares, subject to the limitations described in the following paragraphs. In the case of persons who own shares and units (and all directors and executive officers as a group), the percentages in the Percent of Class column are not equal to the number of shares then owned by the person divided by the number of outstanding shares. Instead, under SEC rules, the shares that the person or group can acquire in exchange for units are deemed to be outstanding and to be beneficially owned by the person or group holding those units when calculating the percentage ownership of that person or group, although shares that other persons can acquire in exchange for units are not treated as outstanding for purposes of that calculation.
Except as described in this paragraph, unitholders generally have the right to require the operating partnership to redeem their units. To preserve our qualification as a real estate investment trust, our articles of incorporation limit ownership by any one holder to 3.7% of the outstanding shares of our common stock, with two exceptions. First, Mr. Roberts can beneficially own up to 35% of the outstanding shares. Second, any shareholder who beneficially owned more than 3.7% of our outstanding common shares on July 22, 2004, the date that we filed an amendment to our articles of incorporation revising the ownership limits, can retain indefinitely the shares the shareholder owned as of that date but cannot increase that ownership in the future (other than by exchanging the units the shareholder owned on that date for shares). The ownership limit will apply when a unitholder elects to exchange his or her units for shares. If exchanging units would cause a unitholder to exceed the applicable ownership limit (other than by exchanging units the unitholder owned on July 22, 2004 as explained above), the unitholder will receive cash to the extent required to bring him or her within this ownership limit. In Mr. Roberts’ case, he will receive cash if upon redemption of his units he would own more than 35% of the outstanding shares of our common stock.

A unitholder who submits units for redemption will receive, at our election, either: (a) a number of shares equal to the number of units submitted for redemption multiplied by the applicable conversion factor, which is currently 1.647 shares for each unit submitted for redemption, or (b) cash equal to the average of the daily market prices of the common stock for the 10 consecutive trading days before the date of submission multiplied by the number of units submitted. Our policy is to issue shares in exchange for units submitted for redemption.

			Number of
			Shares
	Number of		Underlying
	Shares		Units
Name of	Beneficially		Beneficially			Percent of
Beneficial Owner	Owned		Owned		Total	Class(1)

Charles S. Roberts	3,280,971	(2)	1,166,920	(3)	4,447,891	38.87%

John L. Davis	27,852		0		27,852	*

Wm. Jarell Jones	53,130	(4)	0		53,130	*

Charles R. Elliott	46,200		0		46,200	*

All directors and executive officers as a group: (4 persons) (4)	3,408,153		1,166,920		4,575,073	39.98%

*	Less than 1%.

(1)	The total number of shares outstanding used in calculating this percentage is 10,276,195, the number of shares outstanding as of July 15, 2010.

(2)	Includes 52,467 shares owned by a family limited liability company of which Mr. Roberts is the manager. Mr. Roberts disclaims beneficial ownership of those shares.

(3)	Reflects Mr. Roberts’ beneficial ownership of 708,512 units, each of which is exchangeable for 1.647 shares of our common stock.

(4)	Includes 3,332 shares owned by Mr. Jones’ wife, to which Mr. Jones disclaims beneficial ownership.

CORPORATE GOVERNANCE
Introduction
The directors meet to review our operations and discuss our business plans and strategies for the future. The board of directors met twelve times in 2009. During 2009, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by the committees of the board on which he served. Our policy is that all directors attend the annual meeting of shareholders. Four of five directors attended the 2009 annual meeting.
The board has determined that each of Mr. Davis and Mr. Jones is “independent” for purposes of Section 803A of the NYSE Amex Equities listing standards.
Committees of the Board of Directors
The board of directors has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. The charters for these committees are attached as appendices to this proxy statement as follows:
Appendix A — Audit Committee Charter
Appendix B — Nominating and Governance Committee Charter
Appendix C — Compensation Committee Charter
We do not currently have a website.
Audit Committee. Our Audit Committee is composed of Mr. Jones, its Chairman, and Mr. Davis. The Audit Committee was established for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements, and its functions are described in the Report of the Audit Committee below. The board has determined that Mr. Jones is an “audit committee financial expert” and that each member of the Committee is “independent” under the SEC’s Rule 10A-3 and under Section 803A of the NYSE Amex Equities listing standards. The full Audit Committee met six times in 2009, and the members of the committee reviewed our quarterly reports on Form 10-Q with management and our independent auditors.
Nominating and Governance Committee. This committee is responsible for the oversight of the composition of the board and its committees, and identification and recommendation of individuals to become board members. Our Nominating and Governance Committee is composed of Mr. Jones, its Chairman, and Mr. Davis. The board has determined that each member of the Nominating and Governance Committee is “independent” under Section 803A of the NYSE Amex Equities listing standards. The Nominating and Governance Committee did not meet in 2009 but acted by unanimous written consent, after discussions with management and between the members of the committee, to take certain corporate governance actions related to the 2009 annual meeting of shareholders, including recommending to the board the nominees for election as directors of Roberts Realty and its determination of independence of directors under the applicable SEC rules and the NYSE Amex Equities listing standards. Any shareholder interested in nominating a director should review the material described under “Nominations of Directors” below.

Compensation Committee. This committee oversees our management of some of our human resources activities, including determining compensation for executive officers and administering our employee benefit plans. Our Compensation Committee is composed of Mr. Davis, its Chairman, and Mr. Jones. The board has determined that each member of the Compensation Committee is “independent” under Section 803A of the NYSE Amex Equities listing standards. The Compensation Committee elected not to change the compensation of the executive officers and did not hold a formal meeting in 2009.
Under the 2006 Roberts Realty Investors, Inc. Restricted Stock Plan, our Compensation Committee has the authority to delegate to a committee of one or more members of the board who are not “outside directors” (as provided in Section 162(m) of the Internal Revenue Code) the authority to grant awards of restricted stock to eligible persons who are either (1) not then “covered employees” within the meaning of Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from the award, or (2) not persons with respect to whom we wish to comply with Section 162(m). The Compensation Committee also has the authority to delegate to a committee of one or more members of the board who are not “non-employee directors” (as provided in Rule 16b-3 under the Securities Exchange Act of 1934) the authority to grant awards of restricted stock to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934. Acting under this authority, the Compensation Committee has delegated to Mr. Charles S. Roberts, our Chairman of the Board, Chief Executive Officer, and President, as a one-member committee, the authority to grant awards of restricted stock to eligible persons who fit within any of the categories described above. Given that executive officers or directors are not eligible persons, Mr. Roberts may not grant restricted stock to executive officers or directors.
Before the Compensation Committee determines the compensation of the executive officers each year, Mr. Roberts meets with the members of the committee to express his opinion regarding his own compensation and that of our other executive officers. The Compensation Committee then determines the compensation of our executive officers in a private meeting in which no executive officer participates.
We have not in the past and do not presently intend to retain a compensation consultant, although the Compensation Committee has the authority to retain legal, accounting and other advisors as it determines necessary to carry out its functions, without deliberation or approval by the board or management.
Board Leadership Structure
The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board because the board believes it is in the best interests of the company to make that determination based on the position and direction of the company and the membership of the board. The board has determined that having Mr. Roberts, our Chief Executive Officer, serve as Chairman of the board is in the best interest of our shareholders at this time because this structure makes the best use of Mr. Roberts’ extensive knowledge of the company and 40 years of experience in real estate development, construction, and management, particularly with respect to multifamily communities.
Board’s Role in Risk Oversight
The board provides oversight of our risk management processes. Management identifies and prioritizes material risks, and each prioritized risk is referred to a board committee or the full board for oversight. For example, financial risks are referred to the Audit Committee. The board regularly reviews information regarding the company’s properties, loans, operations, and liquidity and capital resources. The board informally reviews the risks associated with these items at each board meeting.

Our compensation program for our two executive officers is composed of (a) a cash salary for Mr. Roberts and an agreed-upon hourly rate for Mr. Elliott; and (b) bonuses that may be paid from time to time in the sole discretion of the Compensation Committee for current or long-term performance. We have not paid a bonus to an executive officer since we paid bonuses to Mr. Roberts and Mr. Elliott at the closing of the sale of our 403-unit Addison Place multifamily community in June 2008. We have not issued any shares of restricted stock to an executive officer under the 2006 Roberts Realty Investors, Inc. Restricted Stock Plan since February 2007, and we have never issued any shares of restricted stock to Mr. Roberts. Taking the foregoing into account, the Compensation Committee and the full board have reviewed our compensation program and have concluded that it does not encourage excessive risk-taking.
Report of the Audit Committee
Our Audit Committee operates under a written charter adopted by the board. Our Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and financial statements of our subsidiaries and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures, and providing oversight of legal and regulatory compliance and ethics programs. The Audit Committee communicates regularly with our management, including our Chief Financial Officer, and with our auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related person transactions in accordance with the NYSE Amex Equities listing standards, and evaluating the effectiveness of the Audit Committee charter at least annually.
To comply with the Sarbanes-Oxley Act of 2002, the Audit Committee adopted a policy that pre-approves specified audit and tax-related services to be provided by our independent auditors. The policy forbids our independent auditors from providing the services enumerated in Section 201(a) of the Sarbanes-Oxley Act.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews our quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.
The Audit Committee has discussed with Reznick Group, P.C., our independent registered public accounting firm, the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence from the company and our management. The Audit Committee reported its findings to our board of directors.
Based on the reviews and discussions described above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC. A copy of our Annual Report on Form 10-K is part of the annual report to shareholders enclosed with these proxy materials.
The Audit Committee’s report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and it shall not be deemed filed under such acts.
Wm. Jarell Jones, Chairman
John L. Davis

Nominations of Directors
The responsibilities of the Nominating and Governance Committee include evaluating and recommending to the full board of directors the director nominee or nominees to stand for election at our annual meetings of shareholders. Although the Committee is authorized to retain search firms and to compensate them for their services, it has to date not elected to do so.
The Nominating and Governance Committee examines each director nominee on a case-by-case basis regardless of who recommends the nominee. In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Committee considers the following criteria, among others: the candidate’s availability, insight, practical wisdom, professional and personal ethics and values consistent with longstanding company values and standards; experience at the policy-making level in business, real estate or other areas of endeavor specified by the board; commitment to enhancing shareholder value; and ability and desire to represent the interests of all shareholders. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Although we have no policy regarding diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the board of directors to fulfill its responsibilities.
In addition to the qualification criteria above, the Nominating and Governance Committee also takes into account whether a potential director nominee qualifies as an “audit committee financial expert” as that term is defined by the SEC, and whether the potential director nominee would qualify as an “independent” director under the listing standards of the NYSE Amex Equities.
The Nominating and Governance Committee evaluated our board’s nominee, Mr. Davis, in light of the above criteria and recommended to the board that Mr. Davis be nominated for reelection as a director at the 2010 annual meeting. Our board approved that recommendation.
The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors, provided that those recommendations are submitted in writing to our Corporate Secretary specifying the nominee’s name and qualifications for board membership. For a shareholder to nominate a director candidate, the shareholder must comply with the advance notice provisions and other requirements of Section 8 of Article I of our bylaws.
We urge any shareholder who intends to recommend a director candidate to the Nominating and Governance Committee for consideration to review thoroughly our Nominating and Governance Committee Charter and Section 8 of Article I of our bylaws, as amended on February 8, 2008. A copy of our bylaws is available on request to Chief Financial Officer, Roberts Realty Investors, Inc., 450 Northridge Parkway, Suite 302, Atlanta, Georgia 30350.

Communications with the Board of Directors
The board of directors has established a process for shareholders to send communications to the board of directors. Shareholders may communicate with the board as a group or individually by writing to: The Board of Directors of Roberts Realty Investors, Inc. c/o Chief Financial Officer, Roberts Realty Investors, Inc., 450 Northridge Parkway, Suite 302, Atlanta, Georgia 30350. The Chief Financial Officer may require reasonable evidence that a communication or other submission is made by a Roberts Realty shareholder before transmitting the communication to the board or board member. On a periodic basis, the Chief Financial Officer will compile and forward all shareholder communications submitted to the board or the individual directors.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Compensation of Executive Officers
Our executive officers are Charles S. Roberts, our Chairman of the Board, Chief Executive Officer, and President, and Charles R. Elliott, our Chief Financial Officer and Secretary. Biographical information for Mr. Roberts and Mr. Elliott is included above in the section entitled Proposal 1 — Election of Director. Under applicable SEC rules, Mr. Roberts and Mr. Elliott are our “named executive officers.” Neither of our executive officers has an employment agreement.
Summary Compensation Table for 2009 and 2008

Name and Principal		Salary		Bonus		Total
Position	Year	($)		($)		($)
Charles S. Roberts,	2009	225,000	(1)	—		225,000
Chief Executive Officer,	2008	225,000	(1)	250,000	(2)	475,000
President, and Chairman of the Board

Charles R. Elliott,	2009	49,990	(3)	—		49,990
Chief Financial Officer,	2008	163,795	(3)	75,000	(4)	238,795
Secretary, and Treasurer

(1)
We do not compensate Mr. Roberts for his service as a director. We do not pay him any perquisites such as an auto allowance or country club dues nor do we provide him with any employee benefits such as medical insurance, retirement plan contributions, vacation, and holidays.

(2)	On June 24, 2008, our board of directors approved the payment of a $250,000 bonus to Mr. Roberts, at the closing of the sale of our 403-unit Addison Place multifamily community.

(3)
We pay Mr. Elliott $70 per hour for his actual hours of service as our Chief Financial Officer, Secretary, and Treasurer. In addition, Mr. Elliott received our standard director fees of $12,000 during 2008 and $18,000 during 2009, which amounts are included in the salary amounts shown in the table. Mr. Elliott receives no perquisites such as an auto allowance or country club dues nor do we provide him with any employee benefits such as medical insurance, retirement plan contributions, vacation, and holidays.

(4)	On June 24, 2008, our board of directors approved the payment of a $75,000 bonus to Mr. Elliott, at the closing of the sale of our 403-unit Addison Place multifamily community.

Compensation of Directors
The following table summarizes the compensation we paid to our non-employee directors in 2009. The table includes any person who served during 2009 as a director who was not a named executive officer, even if he is no longer serving as a director. Mr. Ben A. Spalding resigned from our board of directors effective September 29, 2009.
Director Compensation for 2009

	Fees Earned
	or Paid in Cash		Total
Name	($)		($)

John L. Davis	42,000	(1)	42,000	(1)

Wm. Jarell Jones	30,000		30,000

Ben A. Spalding	13,500		13,500

(1)
In January 2010, our board of directors and nominating and governance committee approved the payment to Mr. Davis of additional compensation of $24,000 for additional work he performed as a director in 2009 that required a significant amount of time beyond his normal director duties. We paid this additional amount to Mr. Davis on January 29, 2010.

During 2009, we paid our directors other than Mr. Roberts an annual fee of $18,000 for attendance, in person or by telephone, at meetings of the board of directors and its committees. We paid additional compensation of $1,000 per month to Mr. Jones for serving as the chairman of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee. In addition, we reimburse our directors for reasonable travel expenses and out-of-pocket expenses incurred in connection with their activities on our behalf. These reimbursements are not reflected in the table above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires Roberts Realty’s directors, executive officers, and persons who own beneficially more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2009, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
Roberts Realty conducts its business through Roberts Properties Residential, L.P., which we refer to as the operating partnership. Roberts Realty owns an 82.3% interest in the operating partnership as of July 15, 2010 and is its sole general partner. Mr. Charles S. Roberts, our Chairman of the Board, Chief Executive Officer, and President, owns all of the outstanding shares of both Roberts Properties, Inc. (“Roberts Properties”) and Roberts Properties Construction, Inc. (“Roberts Construction”), which we refer to together as the Roberts Companies. As explained below, we have entered into transactions with these companies and paid them to perform services for us.
Under applicable SEC rules, this section of the proxy statement describes any transaction that has occurred since January 1, 2008, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which our officers, directors, and certain other “related persons” as defined in the SEC rules had or will have a direct or indirect material interest. Notes 3 and 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 provide further detail regarding some of the transactions described in this section, including in some cases information for periods before 2008.
Transactions with the Roberts Companies
Overview. We have paid fees to the Roberts Companies for various types of services and will continue to do so in the future. We have purchased property from Roberts Properties, and we have retained Roberts Properties for development services and Roberts Construction for construction services for some of our undeveloped properties. Roberts Realty and its predecessor limited partnerships entered into agreements with Roberts Properties and Roberts Construction to provide design, development, and construction services for the 16 multifamily communities listed in the table on the following page, all of which communities have now been sold for a profit, with a total sales price of $287,461,143:

	Number	Year
Name of Community	of Units	Sold	Sales Price

Addison Place Townhomes (Phase I)	118	2008	$20,000,000
Addison Place Apartments (Phase II)	285	2008	40,000,000
Ballantyne Place	319	2005	37,250,000
Plantation Trace (Phase I)	182	2004	16,866,400
River Oaks	216	2004	20,000,000
Bradford Creek	180	2004	18,070,000
Preston Oaks (Phase II)	24	2004	3,017,500
Plantation Trace Townhomes (Phase II)	50	2004	4,633,600
Veranda Chase	250	2004	23,250,000
Preston Oaks (Phase I)	189	2004	23,762,500
Highland Park	188	2003	17,988,143
Crestmark Club (Phase I)	248	2001	18,562,874
Rosewood Plantation	152	2001	14,800,000
Crestmark Club (Phase II)	86	2001	6,437,126
Ivey Brook	146	2000	14,550,000
Bentley Place	117	1999	8,273,000

Total	2,750		$287,461,143

Lease of Office Space in Northridge Office Building. We own a three-story, 37,864 square foot building on Northridge Parkway in Sandy Springs, Georgia that serves as our corporate headquarters. We occupy a portion of the third floor in the building, and we leased the remaining space on that floor to the Roberts Companies at a rate of $20.00 per rentable square foot under leases that extended through December 31, 2009. Roberts Realty recognized total rental income from the Roberts Companies of $143,800 for each of the years ended December 31, 2009 and 2008.
Effective as of January 1, 2010, we renewed our leases with the Roberts Companies. Under the renewed leases, Roberts Properties leases 4,431 rentable square feet, and Roberts Construction leases 1,920 rentable square feet. Both leases are for a one-year term with a new rental rate of $18.53 per rentable square foot. The effective rental rate is consistent with an October 2009 lease agreement between Roberts Realty and an unrelated third party at the Northridge office building. The Roberts Companies have the right to expand their rentable square footage at the new rental rate.
Restrictive Covenant on Peachtree Parkway Land. We own a 24.7-acre parcel of undeveloped land in Gwinnett County. The land is zoned for 292 multifamily units and is located across Peachtree Parkway from the upscale Forum Shopping Center. In acquiring the Peachtree Parkway land parcel, we assumed and became bound by a restrictive covenant recorded in the Gwinnett County records in favor of Roberts Properties and Roberts Construction that provides that if the then-owner of the property develops it for residential use, Roberts Construction, or any other entity designated by Mr. Roberts, will be engaged as the general contractor for the project on a cost plus basis and will be paid the cost of constructing the project plus 10% (5% profit and 5% overhead). (The restrictive covenant also provided that Roberts Properties, or any entity designated by Mr. Roberts, would be engaged as the development company for the project, but we have paid the development fees to Roberts Properties in full satisfaction of that part of the covenant.)
These terms and conditions are consistent with our previous agreements with Roberts Properties and Roberts Construction for development and construction services for residential communities. The covenant expires on October 29, 2014.

Recent Purchase of Property Adjacent to Peachtree Parkway Land. On December 17, 2009, we entered into two sales contracts with Peachtree Corners Circle, LLC. We purchased a 1.004-acre parcel of land on Peachtree Corners Circle for a cash purchase price of $199,500, or $198,705 per acre. We also purchased an adjacent 0.154-acre strip along Peachtree Corners Circle for a cash purchase price of $67,500. We paid a total of $267,000 for these parcels, which we refer to together as the “purchased property.” Two independent appraisals were performed on the purchased property for our board of directors, and the average of the two appraised values was $445,000. The purchase price of each parcel was equal to 60% of the average appraised value for that parcel. The purchased property is located adjacent to our Peachtree Parkway property. We approached Peachtree Corners Circle, LLC regarding the property because it would improve the access for our Peachtree Parkway land parcel. Mr. Roberts owned a controlling interest in Peachtree Corners Circle, LLC. Mr. Roberts agreed to sell the property to us for 60% of the average of the two appraised values.
Under the current site plan for the community we plan to develop on the Peachtree Parkway land parcel, the community has only one existing entrance, at Peachtree Parkway (Highway 141) across from the upscale Forum shopping center. The purchased property enables the community to have a second entrance on Peachtree Corners Circle, which provides convenient access to two major thoroughfares, Medlock Bridge Road and Peachtree Parkway. This second entrance also satisfies the fire marshal’s preference to have two entry points for a community of this size or for a future mixed-use or high-density commercial development.
In addition, the purchased property would enable us to relocate a 140-foot cell phone tower. On the current site plan, the cell tower is located next to the community’s pool and playground amenities, with an easement that allows road access to the cell tower for maintenance. Moving the cell tower to the purchased property would limit its visibility and eliminate an easement running through the heart of the community. The cell tower could then be accessed from Peachtree Corners Circle for maintenance. Providing this second entrance enhances the site’s potential for both a mixed-use and a high-density commercial development if we elect to sell, form a joint venture, or subdivide our Peachtree Parkway land parcel. The site will be more attractive to investors and national retailers who typically require multiple access points for large-scale developments.
On January 26, 2010, we entered into a contract with an unrelated party to purchase a 0.442-acre parcel of land on Medlock Bridge Road adjacent to our Peachtree Parkway property. We closed the purchase on March 29, 2010. The cash purchase price was $125,000 or $282,805 per acre. The price per acre we paid to the unrelated party was 42.3% greater than the purchase price per acre that we paid to Peachtree Corners Circle, LLC for the 1.004-acre parcel we purchased in December 2009.
Restrictive Covenant on North Springs Land Parcel. We own a 9.8-acre parcel of undeveloped land in Fulton County that we refer to as North Springs. The North Springs property is zoned for 120 condominium units, 236 multifamily units, 210,000 square feet of office space and 56,000 square feet of retail space. In acquiring the North Springs property, we assumed and became bound by a restrictive covenant recorded in the Fulton County records in favor of Roberts Properties and Roberts Construction. The covenant has the same terms and conditions as the restrictive covenant related to the Peachtree Parkway land described above, except that the covenant expires on January 3, 2015. (As described under Development Fees below, we have paid the development fees to Roberts Properties in full satisfaction of the part of the covenant in favor of Roberts Properties.)

Development Fees. From time to time, we pay Roberts Properties fees for various development services that include market studies, business plans, design, finish selection, interior design, and construction administration. We have entered into design and development agreements with Roberts Properties on the four projects listed in the following table.

	Amount
	Incurred
	From 1/1/08	Remaining
	through	Contractual
	6/30/2010	Commitment

North Springs	$791,111	$0
Peachtree Parkway	300,000	0
Bradley Park	670,000	0
Highway 20	0	950,000

	$1,761,111	$950,000

Roberts Properties will continue to provide services as needed as we complete our development of the land parcels.
Construction Contracts. We have entered into cost plus 10% (5% profit and 5% overhead) contracts with Roberts Construction for Addison Shops Building D, Bradley Park, Northridge, Peachtree Parkway, Highway 20, and North Springs. We have completed the construction of Addison Shops Building D. We currently have no estimates of the costs to complete each of the other projects due to the uncertainty of the timing of obtaining construction financing and the uncertainty regarding the unit size, features, amenities and other variables of the communities we may ultimately construct.

	Amounts	Amount
	Incurred for Labor and	Incurred for 5% Profit
	Materials Costs from	and 5% Overhead from
	1/1/2008 to 6/30/2010	1/1/2008 to 6/30/2010

Addison Place Shops — Bldg. D (1)	$32,174	$3,217
Bradley Park	369,916	36,992
Northridge	546,113	54,611
Peachtree Parkway	33,934	3,393
Highway 20	4,474	447
North Springs	108,138	10,814

	$1,094,749	$109,474

(1)	The actual contract amount for Addison Shops Building D was $421,731, and there is no remaining contractual commitment.

Other Payments to Roberts Construction. At our request, Roberts Construction performed repairs and tenant improvements for new leases at our retail centers and office building. From January 1, 2008 through June 30, 2010, we incurred $476,866 for labor and materials costs and $47,687 for the 10% (5% profit and 5% overhead) paid to Roberts Construction.
Other Fees & Reimbursements to Roberts Properties. From January 1, 2008 through June 30, 2010, we paid $76,321 for reimbursement of our operating costs and expenses to Roberts Properties.
We entered into a reimbursement arrangement for services provided by Roberts Properties, effective February 4, 2008. Under the terms of the arrangement, we reimburse Roberts Properties the cost of providing consulting services in an amount equal to an agreed-upon hourly billing rate for each employee multiplied by the number of hours that the employee provided services to us. The reimbursement arrangement allows us to obtain services from experienced and knowledgeable personnel without having to bear the cost of employing them on a full-time basis. From January 1, 2008 through June 30, 2010, we incurred $360,997 under this arrangement.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Independent Registered Public Accounting Firm
Our Audit Committee has appointed Reznick Group, P.C. to audit our consolidated financial statements for the year ending December 31, 2010 and to prepare a report on this audit. A representative of Reznick is expected to be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.
We are asking our shareholders to ratify the appointment of Reznick as our independent registered public accounting firm. Although the ratification is not required by our bylaws or other governing documents, the board is submitting the selection of Reznick to our shareholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of us and our shareholders.
The board of directors recommends a vote FOR the ratification of the appointment of
Reznick as our independent registered public accounting firm.
Fees Paid to Our Independent Registered Public Accounting Firm
Audit Fees
For 2009
The aggregate fees billed by Reznick for professional services rendered for the audit of our annual financial statements for 2009, and for the review of the financial statements included in our quarterly reports on Form 10-Q during 2009, were $135,750.
For 2008
The aggregate fees billed by Reznick for professional services rendered for the audit of our annual financial statements for 2008, and for the review of the financial statements included in our quarterly reports on Form 10-Q during 2008, were $144,000.
Audit-Related Fees
We did not engage Reznick to provide, and Reznick did not bill us for, professional services that were reasonably related to the performance of the audit of our 2009 or 2008 financial statements, but which are not reported in the previous paragraph.

Tax Fees
For 2009
The aggregate fees billed by Reznick for professional services rendered related to tax compliance, tax advice and tax planning for 2009, were $18,000.
For 2008
The aggregate fees billed by Reznick for professional services rendered related to tax compliance, tax advice and tax planning for 2008, were $78,025.
All Other Fees
Reznick did not bill us for any services for the fiscal years ended December 31, 2009 and December 31, 2008 other than for the services described above.
Pre-Approval Policy
Our Audit Committee pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.
General. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the Audit Committee.
Audit Services. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee has granted general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.
Audit-related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.
Tax Services. The Audit Committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.
All Other Services. The Audit Committee has granted pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the auditor.
Pre-Approval Fee Levels. To facilitate management’s day-to-day conduct of our business, the Audit Committee deemed it advisable and in our best interests to permit certain routine, non-audit services without the necessity of pre-approval by the Audit Committee. Therefore, the Audit Committee expects to establish a pre-approval fee level per engagement. Any proposal for services exceeding this level will require specific pre-approval by the Audit Committee. Although management may engage non-audit services from our independent auditor within this limit, management cannot enter into any engagement that would violate the SEC’s rules and regulations related to auditor independence. These non-audit service engagements are to be reported to the Audit Committee as promptly as practicable.

EXHIBITS TO OUR 2009 ANNUAL REPORT ON FORM 10-K
Included with these proxy materials is a copy of our 2009 Annual Report on Form 10-K, without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. Please direct your request to Charles R. Elliott, Secretary, 450 Northridge Parkway, Suite 302, Atlanta, Georgia 30350.

Appendix A
ROBERTS REALTY INVESTORS, INC.
AUDIT COMMITTEE CHARTER
1. Purpose
The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Roberts Realty Investors, Inc. (the “Company”) is charged with the responsibility of overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.
2. Composition
The Committee shall be composed of at least two directors, each of whom must:
(a)	be “independent” as defined by the applicable rules of the NYSE Amex Equities (“NYSE Amex”);

(b)	meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended;

(c)	not have participated in the preparation of the financial statements of the Company at any time during the past three years; and

(c)	be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.
At least one member of the Committee shall be financially sophisticated, in that he or she shall have employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall appoint the members of the Committee on an annual basis, and members may serve one or more consecutive terms on the Committee. The Board will determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the Securities and Exchange Commission (the “SEC”). The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC rules. The Board shall appoint the members of the Committee and its Chairman on an annual basis, and members may serve one or more consecutive terms on the Committee.
3. Authority, Duties and Responsibilities
The Committee shall carry out the duties and responsibilities set forth below. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this charter.

A. Financial Reporting and Independent Audit Process
The Committee shall have oversight responsibility in the area of financial reporting to provide reasonable assurance that the Company’s financial disclosures and accounting practices accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company on a consolidated basis. To accomplish this, the Committee shall:
(1)	Provide oversight of the independent audit process and the Company’s independent auditors, including direct responsibility, as a committee of the Board, for:
a.
Appointing, compensating, retaining and overseeing the work of the independent auditors. The Committee will have the sole authority to appoint, determine funding for, evaluate, and, as necessary, replace the independent auditors, which shall report directly to the Committee.

b.	Resolving any disagreements between management and the independent auditors regarding financial reporting.

c.
Appointing, compensating, retaining and overseeing the work of any registered public accounting firm engaged for the purpose of performing other audit, review or attest services for the Company, and approving all engagements and the fees and terms with respect thereto for all non-audit services to be provided by the independent auditors (except that the Committee may delegate to one or more Committee members authority to pre-approve such services between regular meetings), and establishing policies and procedures for the engagement of the independent auditors to provide permissible non-audit services.

d.
Obtaining and reviewing at least annually a formal written statement from the independent auditors describing all relationships between the independent auditors and the Company, and any other relationships that may adversely affect the independence of the auditors, and assessing the independence of the auditors, including whether the auditors’ performance of permissible non-audit services is compatible with the auditors’ independence.

e.
Actively engaging in a dialogue with the independent auditors with respect to any relationships or services disclosed by the independent auditors that may affect the independent auditors’ objectivity and independence, and recommending to the Board that it take any action that the Committee believes is appropriate to oversee the independence of the independent auditors.

f.
Receiving the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence.

g.
Confirming with the independent auditors that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

(2)
Review and discuss with management and the independent auditors, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K based on the following review and discussions:

a.
Discuss with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

b.
Receive the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and discuss with the independent auditors the independent auditors’ independence from the Company and management.

(3)	Prepare all reports required to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the SEC, and other applicable regulatory bodies.
B. Internal Controls
In addition to the actions described above, the Committee shall have oversight responsibility in the area of internal controls of the Company. To accomplish this, the Committee shall:
(1)
Review and discuss with management and the independent auditors the adequacy and effectiveness of (a) the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Committee by the independent auditors or management; and (b) the Company’s disclosure controls and procedures and management reports thereon, including reports made by the Company’s Chief Executive Officer and Chief Financial Officer relating to any deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

(2)	Provide oversight of the Company’s legal and regulatory compliance and ethics programs, including:
a.	Creation and maintenance of procedures for:
(i)	Receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(ii)	Confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
b.	Review of results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

c.	Review of corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

d.	Review of reported cases of employee fraud, conflict of interest, unethical or illegal conduct.

C. Miscellaneous
(1)	Report Committee activities and findings to the Board on a regular basis.

(2)	Conduct an appropriate review of and pre-approve all related person transactions, as specified in Item 404 of Regulation S-K, in accordance with the NYSE Amex listing standards.

(3)	Evaluate the effectiveness of this charter at least annually and recommend appropriate changes.
4. Meetings
A.
The Committee shall meet at least quarterly, or more often if warranted, and at such times as deemed appropriate by the Chairman of the Committee or by any two members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the directors present at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee shall conduct its meetings in accordance with the Company’s Bylaws. Except as provided in the Bylaws, the Committee may fix its own rules of procedure.

B.
The Committee shall periodically meet separately, at least once annually, with each member of management and the independent auditors to discuss any matters that the Committee or any of these persons believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company’s financial statements in a manner consistent with the procedures outlined in this charter.

5. Outside Advisors
The Committee shall have the authority to retain, and determine the fees and other retention terms for, such legal, accounting and other advisors to the Committee as it determines necessary to carry out its functions, without deliberation or approval by the Board or management.
6. Company Funding
The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of (a) compensation to any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (b) compensation to any advisors engaged by the Committee under Section 5 above; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix B
ROBERTS REALTY INVESTORS, INC.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER
1. Purpose
The Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Roberts Realty Investors, Inc. (the “Company”) is charged with the responsibility of the oversight of the composition of the Board and its committees, identification and recommendation of individuals to become Board members, and corporate governance matters, to the extent the Board and the Committee deem appropriate.
2. Composition
The Committee shall be composed of at least two directors who are “independent” under the applicable rules of the NYSE Amex Equities (“NYSE Amex”). The Board shall appoint the members of the Committee and its Chairman on an annual basis, and members may serve one or more consecutive terms on the Committee.
3. Authority, Duties and Responsibilities
The Committee shall carry out the duties and responsibilities set forth below. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this charter.
Board and Committee Selection, Composition and Evaluation
The Committee shall:
A.	Develop and revise, as appropriate, Board membership criteria. Primary consideration is to be given to the then current needs of the Board.

B.	Recommend the number of directors to comprise the Board at any given time.

C.
Evaluate and recommend to the Board nominees for election to the Board by the shareholders at annual meetings of shareholders. Evaluate and recommend persons to fill vacancies on the Board that may occur. The Committee will review its recommendations with the Chief Executive Officer. The Committee shall have:

(a)	the sole authority to retain and terminate any search firm to be used to identify director candidates, and

(b)	the sole authority to approve the search firm’s fees and other retention terms.
D.
Evaluate the independence of members of the Board under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the NYSE Amex listing standards and make recommendations with respect thereto to the full Board. Review with the Board for its consideration the relationships and transactions considered by the Committee, and the reasons for its decisions, to inform the Board in connection with the Board’s determination of director independence.

E.
Following approval by the Board, the Committee shall direct the Committee Chairman, or the Chairman’s designee, along with the Chief Executive Officer, to extend invitations for Board membership to prospective directors.

F.
Recommend membership of the standing committees, including membership of the Committee, to the Board at least annually, and from time to time review the stated responsibilities of the Board’s committees.

G.	Review total compensation for non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) at least annually and recommend any changes to the Board.

H.	Report regularly to the Board.
Corporate Governance
To the extent the Board and the Committee deem appropriate, the Committee shall:
I.
Consider the adequacy of the Company’s articles of incorporation and bylaws and recommend to the Board, as necessary and appropriate, amendments to the articles of incorporation and bylaws for consideration by the shareholders.

J.
Develop and recommend to the Board a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board in light of such developments as may be appropriate.

K.	Consider policies relating to meetings of the Board. This may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.
4. Meetings
The Committee shall meet at least once per year, or more often if warranted, and at such times as deemed appropriate by the Chairman of the Committee or by any two members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the directors present at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee shall meet in executive session as it deems appropriate. The Committee shall conduct its meetings in accordance with the Company’s Bylaws. Except as provided in the Bylaws, the Committee may fix its own rules of procedure.
5. Outside Advisors
The Committee shall have the authority to retain, and determine the fees and other retention terms for, such legal, accounting and other advisors to the Committee as it determines necessary to carry out its functions, without deliberation or approval by the Board or management.

B-2

6. Company Funding
The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (a) compensation to any advisors engaged by the Committee under Section 5 above, and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
7. Proxy Statement Disclosures
The Committee may adopt (a) a policy regarding the Committee’s consideration of candidates proposed by shareholders; (b) the minimum criteria, as well as special skills and qualities, that the Committee believes are necessary for one or more of the Company’s directors to possess (including the criteria specified above); and (c) a process for identifying and evaluating Director nominees (including candidates recommended by shareholders). In connection with the foregoing, the Committee shall keep in mind that the Company’s proxy statements shall disclose the foregoing as and to the extent required under applicable rules adopted by the SEC.

B-3

Appendix C
ROBERTS REALTY INVESTORS, INC.
COMPENSATION COMMITTEE CHARTER
1. Purpose
The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Roberts Realty Investors, Inc. (the “Company”) is charged with broad responsibility for review and oversight of executive compensation as well as administering the Company’s various equity compensation plans. In addition:
A.	the Committee shall have those duties delegated to it, if any, under the Company’s employee benefit plans;

B.
if the Company is required by applicable rules of the Securities and Exchange Commission (the “SEC”) to include a Compensation Discussion and Analysis (“CD&A”) section in its proxy statement for its annual meeting of shareholders, the Committee shall review and discuss the CD&A with management and determine whether to recommend to the Board that the CD&A be included in the proxy statement; and

C.
if the Company is required by applicable rules of the SEC to include a Compensation Committee Report in its proxy statement for its annual meeting of shareholders, the Committee shall provide such a report for inclusion in the proxy statement in accordance with applicable rules and regulations of the SEC.

2. Composition
The Board shall appoint the Committee and its Chairman annually, and members may serve one or more consecutive terms on the Committee. Each of the members of the Committee, which shall consist of at least two members, shall be:
A.	“independent” as established by the Nominating and Governance Committee based on applicable rules of the NYSE Amex Equities (“NYSE Amex”);

B.	a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and

C.	an “outside director” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
In appointing members to the Committee, the Board shall consider broad management experience, general familiarity with executive compensation programs, knowledge of and/or experience with corporate performance measurement and incentive approaches and ability to assert opinions different from those of management.

3. Authority, Duties and Responsibilities
The Committee shall carry out the duties and responsibilities set forth below. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this charter, including those duties delegated to it, if any, under the Company’s employee benefit plans.
A.	Review and approve executive officers’ annual performance goals for the coming year.

B.
Evaluate the performance of the Chief Executive Officer at least annually and determine the Chief Executive Officer’s total compensation and the individual elements thereof, based upon such evaluation, and review it with the independent directors of the Board.

C.
Determine the compensation level of the Chief Executive Officer for the coming year. In determining the long-term incentive compensation component, the Committee shall consider the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Chief Executive Officer in past years. The Chief Executive Officer shall not be present during voting or deliberations.

D.
Evaluate the performance of the Company’s other executive officers and determine their total compensation and the individual elements thereof based upon such evaluation, and determine the compensation level of such executive officers for the coming year.

E.
If the Company is required by applicable rules of the SEC to include a CD&A section in its proxy statement for its annual meeting of shareholders, review and discuss the CD&A with management and determine whether to recommend to the Board that the CD&A be included in the proxy statement.

F.
If the Company is required by applicable rules of the SEC to include a Compensation Committee Report for inclusion in the Company’s annual proxy statement for its annual meeting of shareholders, provide such a report for inclusion in the proxy statement in accordance with applicable rules and regulations of the SEC.

G.	Make all grants of restricted stock or other equity-based compensation to executive officers, subject to any required approval by shareholders.

H.
Review and recommend to the Board for approval any equity-based plans and incentive compensation plans (and material amendments thereto) and monitor the administration of such plans, subject to any required approval by shareholders, and take actions required of it under any such plans.

I.	Take actions required of it under the various employee benefit plans of the Company.

C-2

4. Meetings
A.
The Committee shall meet at least once per year, or more often if warranted, and at such times as deemed appropriate by the Chairman of the Committee or by any two members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the directors present at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee shall conduct its meetings in accordance with the Company’s Bylaws. Except as provided in the Bylaws, the Committee may fix its own rules of procedure.

B.
The Committee shall meet regularly in executive session. The Committee shall make regular reports to the full Board of all matters approved or reviewed by the Committee. The Committee shall determine from time to time best practices for the conduct of its meetings, such as development of agenda, review of materials in advance of meetings and establishment of a Committee calendar for recurring items.

5. Outside Advisors
The Committee shall have the authority to retain, and determine the fees and other retention terms for, such legal, accounting and other advisors to the Committee as it determines necessary to carry out its functions, without deliberation or approval by the Board or management.
6. Company Funding
The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (a) compensation to any advisors engaged by the Committee under Section 5 above, and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

C-3

ROBERTS REALTY INVESTORS, INC.
450 Northridge Parkway
Suite 302
Atlanta, Georgia 30350
Telephone: (770) 394-6000
Creating Communities for Superior Lifestyles™

☐                    ▄
ROBERTS REALTY INVESTORS, INC.
450 Northridge Parkway, Suite 302
Atlanta, Georgia 30350
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF SHAREHOLDERS, AUGUST 26, 2010
The shareholder(s) who sign this proxy card on the reverse side appoint Charles R. Elliott and Charles S. Roberts, and each of them, proxies, with full power of substitution, for and in their name(s), to vote all shares of common stock of Roberts Realty Investors, Inc. that such person(s) hold of record at the annual meeting of shareholders to be held on Thursday, August 26, 2010, at 10:00 a.m., E.D.T., at the Crowne Plaza Ravinia located at 4355 Ashford Dunwoody Road, Atlanta, Georgia and at any adjournment of the meeting. The signing shareholder(s) acknowledge receipt of the Notice of Annual Meeting and Proxy Statement and direct the proxy to vote as follows on the matter described in the accompanying Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of it, as provided in the Proxy Statement.
(Continued and to be signed on the reverse side.)

▄	14475 ▄

ANNUAL MEETING OF SHAREHOLDERS OF
ROBERTS REALTY INVESTORS, INC.
August 26, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card, and a copy of the 2009 Annual Report to shareholders are also available at http://robertsrealtyinvestors.investorroom.com.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided.¯

■	10030000000000001000 2	082610

☒
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

						FOR	AGAINST	ABSTAIN
1.	Proposal to elect John L. Davis as a director:			2.	To ratify the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐
NOMINEE:
☐	FOR THE NOMINEE	John L. Davis
☐	WITHHOLD AUTHORITY FOR THE NOMINEE			THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Please sign and date this proxy as your name appears below and return immediately in the enclosed envelope, whether or not you plan to attend the annual meeting.

Please check box if you intend to attend the meeting in person. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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